                                                                    Exhibit 99.1
                                                                    ------------









                           The Kroger Co. Savings Plan

       Report On Audits Of Financial Statements And Supplemental Schedules

                 For The Years Ended December 31, 1998 and 1997

                           The Kroger Co. Savings Plan
                          Index To Financial Statements
                           December 31, 1998 and 1997



                                                                       Pages
                                                                       -----

Report of Independent Accountants                                        2

Statement of Net Assets Available
  For Plan Benefits at December 31, 1998                                 3

Statement of Net Assets Available
  For Plan Benefits at December 31, 1997                                 4

Statement of Changes in Net Assets
  Available For Plan Benefits for
  the year ended December 31, 1998                                       5

Statement of Changes in Net Assets
  Available For Plan Benefits for
  the year ended December 31, 1997                                       6

Notes to Financial Statements                                          7-8

Item 27a - Schedule of Assets Held for Investment
           Purposes at December 31, 1998                                 9

Item 27d - Schedule of Reportable Transactions
           for the year ended December 31, 1998                         10

                        Report of Independent Accountants
                        ---------------------------------


To the Administrative Committee of The Kroger Co. Savings Plan

In our opinion, the accompanying statements of net assets available for plan benefits and the related statements of changes in net assets available for plan benefits present fairly, in all material respects, the financial position of The Kroger Co. Savings Plan at December 31, 1998 and 1997. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

In our opinion, the accompanying supplemental schedules of assets held for investment purposes and reportable transactions are fairly stated in all material respects in relation to the basic financial statements, taken as a whole. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. This information is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements.




(PricewaterhouseCoopers LLP)
Cincinnati, Ohio
April 16, 1999

                           THE KROGER CO. SAVINGS PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              at December 31, 1998
                            (In thousands of dollars)
                              --------------------

                                                                     1998
                                   -------------------------------------------------------------------------
                                                MERRILL
                                                 LYNCH      MERRILL     MERRILL      AMERICAN
                                    EMPLOYER     EQUITY      LYNCH       LYNCH       CAPITAL
                                      STOCK      INDEX       BASIC       GLOBAL      EMERGING    TEMPLETON
ASSETS                                FUND       TRUST       VALUE     ALLOCATION     GROWTH      FOREIGN
                                   ----------   --------   ---------   ----------   ----------   ---------

Investments:
  The Kroger Co. common shares
     (Cost - $313,244)             $1,636,141
  Contracts with insurance
     companies (stated at
     contract value)
  Mutual funds (cost - $70,531)                              $26,195       $9,271      $32,398     $11,014
  Collective investment trust
     (cost - $57,437)                           $118,631
  Participant loans
  Temporary cash investments
                                   ----------   --------   ---------   ----------   ----------   ---------
    Total investments               1,636,141    118,631      26,195        9,271       32,398      11,014


Receivables:
  Employer contributions                6,293
  Interest and dividends
                                   ----------   --------   ---------   ----------   ----------   ---------
    Total assets                    1,642,434    118,631      26,195        9,271       32,398      11,014
                                   ----------   --------   ---------   ----------   ----------   ---------

LIABILITIES

Payable for administrative
  fees
                                   ----------   --------   ---------   ----------   ----------   ---------
    Total liabilities
                                   ----------   --------   ---------   ----------   ----------   ---------


Net assets available for
  plan benefits                    $1,642,434   $118,631     $26,195       $9,271      $32,398     $11,014
                                   ==========   ========   =========   ==========   ==========   =========

                                                         1998
                                   -----------------------------------------------


                                                            TEMPORARY
                                      FIXED    PARTICIPANT  INVESTMENT
ASSETS                               INCOME       LOANS        FUND        TOTAL
                                    ---------  -----------  ---------- -----------
Investments:
  The Kroger Co. common shares
     (Cost - $313,244)                                                  $1,636,141
  Contracts with insurance
     companies (stated at
     contract value)                 $130,970                              130,970
  Mutual funds (cost - $70,531)                                             78,878
  Collective investment trust
     (cost - $57,437)                                                      118,631
  Participant loans                                $27,059                  27,059
  Temporary cash investments           28,303                   $5,028      33,331
                                    ---------  -----------  ----------  ----------
    Total investments                 159,273       27,059       5,028   2,025,010


Receivables:
  Employer contributions                                                     6,293
  Interest and dividends                                           388         388
                                    ---------  -----------  ----------  ----------
    Total assets                      159,273       27,059       5,416   2,031,691
                                    ---------  -----------  ----------  ----------

LIABILITIES

Payable for administrative
  fees                                                             140         140
                                    ---------  -----------  ----------  ----------
    Total liabilities                                              140         140
                                    ---------  -----------  ----------  ----------


Net assets available for
  plan benefits                      $159,273      $27,059      $5,276  $2,031,551
                                    =========  ===========  ==========  ==========

                         The accompanying notes are an
                              integral part of the
                             financial statements.

                           THE KROGER CO. SAVINGS PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              at December 31, 1997
                            (In thousands of dollars)
                              --------------------


                                                                      1997
                                   -------------------------------------------------------------------------
                                                MERRILL
                                                 LYNCH      MERRILL     MERRILL      AMERICAN
                                    EMPLOYER     EQUITY      LYNCH       LYNCH       CAPITAL
                                      STOCK      INDEX       BASIC       GLOBAL      EMERGING    TEMPLETON
ASSETS                                FUND       TRUST       VALUE     ALLOCATION     GROWTH      FOREIGN
                                   ----------   --------   ---------   ----------   ----------   ---------
Investments:
  The Kroger Co. common shares
     (Cost - $272,336)             $1,050,160
  Contracts with insurance
     companies (stated at
     contract value)
  Mutual funds (cost - $59,597)                              $20,966      $10,018      $21,595     $12,842
  Collective investment trust
     (cost - $50,757)                            $92,405
  Participant loans
  Temporary cash investments
                                   ----------   --------   ---------   ----------   ----------   ---------
    Total investments               1,050,160     92,405      20,966       10,018       21,595      12,842


Receivables:
  Employee contributions                1,704        258          87           45          102          55
  Employer contributions                3,354
  Interest and dividends
                                   ----------   --------   ---------   ----------   ----------   ---------
    Total assets                    1,055,218     92,663      21,053       10,063       21,697      12,897
                                   ----------   --------   ---------   ----------   ----------   ---------

LIABILITIES

Payable for administrative
  fees
                                   ----------   --------   ---------   ----------   ----------   ---------
    Total liabilities
                                   ----------   --------   ---------   ----------   ----------   ---------


Net assets available for
  plan benefits                    $1,055,218    $92,663     $21,053      $10,063      $21,697     $12,897
                                   ==========   ========   =========   ==========   ==========   =========


                                                         1997
                                   -----------------------------------------------


                                                            TEMPORARY
                                      FIXED    PARTICIPANT  INVESTMENT
ASSETS                               INCOME       LOANS        FUND        TOTAL
                                    ---------  -----------  ----------  ----------
Investments:
  The Kroger Co. common shares
     (Cost - $272,336)                                                  $1,050,160
  Contracts with insurance
     companies (stated at
     contract value)                 $105,394                              105,394
  Mutual funds (cost - $59,597)                                             65,421
  Collective investment trust
     (cost - $50,757)                                                       92,405
  Participant loans                                $21,117                  21,117
  Temporary cash investments           16,583                     $643      17,226
                                    ---------  -----------  ----------  ----------
    Total investments                 121,977       21,117         643   1,351,723


Receivables:
  Employee contributions                  321                                2,572
  Employer contributions                                                     3,354
  Interest and dividends                                           273         273
                                    ---------  -----------  ----------  ----------
    Total assets                      122,298       21,117         916   1,357,922
                                    ---------  -----------  ----------  ----------

LIABILITIES

Payable for administrative
  fees                                                             120         120
                                    ---------  -----------  ----------  ----------
    Total liabilities                                              120         120
                                    ---------  -----------  ----------  ----------


Net assets available for
  plan benefits                      $122,298      $21,117        $796  $1,357,802
                                    =========  ===========  ==========  ==========

                         The accompanying notes are an
                              integral part of the
                              financial statements.

                           THE KROGER CO. SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      for the year ended December 31, 1998
                            (In thousands of dollars)
                              --------------------

                                                                      1998
                                 ------------------------------------------------------------------------
                                              MERRILL
                                               LYNCH      MERRILL     MERRILL      AMERICAN
                                   EMPLOYER    EQUITY      LYNCH       LYNCH       CAPITAL
                                    STOCK      INDEX       BASIC       GLOBAL      EMERGING    TEMPLETON
                                    FUND       TRUST       VALUE     ALLOCATION     GROWTH      FOREIGN
                                 ----------   --------   ---------   ----------   ----------   ---------
Employee contributions           $   40,196    $ 5,959      $2,341       $  915       $2,474      $1,090
Employer contributions                6,296
Transfer from (to) other funds      (51,224)      (934)      1,878       (1,391)       1,741      (2,023)
                                 ----------   --------   ---------   ----------   ----------   ---------
    Total contributions
      and transfers                  (4,732)     5,025       4,219         (476)       4,215        (933)


Investment income:
  Dividends                                                  2,170        1,084        1,497       1,186
  Interest                            1,638        217          32           14           38          16
  Net appreciation(depreciation)    642,920     26,087         294       (1,042)       6,490      (1,706)
                                 ----------   --------   ---------   ----------   ----------   ---------
    Total additions                 639,826     31,329       6,715         (420)      12,240      (1,437)
                                 ----------   --------   ---------   ----------   ----------   ---------


Distributions to participants        52,611      5,360       1,572          371        1,539         445
Administrative expenses, net
                                 ----------   --------   ---------   ----------   ----------   ---------
    Total deductions                 52,611      5,360       1,572          371        1,539         445
                                 ----------   --------   ---------   ----------   ----------   ---------


    Net increase                    587,215     25,969       5,143         (791)      10,701      (1,882)

Net assets available for
     plan benefits:
  Beginning of year               1,055,219     92,662      21,052       10,062       21,697      12,896
                                 ----------   --------   ---------   ----------   ----------   ---------

  End of year                    $1,642,434   $118,631     $26,195       $9,271      $32,398     $11,014
                                 ==========   ========   =========   ==========   ==========   =========


                                                   1998
                              -----------------------------------------------


                                                       TEMPORARY
                                 FIXED    PARTICIPANT  INVESTMENT
                                INCOME       LOANS        FUND        TOTAL
                               ---------  -----------  ----------  ----------
Employee contributions           $ 7,795                             $ 60,770
Employer contributions                                                  6,296
Transfer from (to) other funds    42,819      $ 7,445      $1,689
                               ---------  -----------  ----------  ----------
    Total contributions
      and transfers               50,614        7,445       1,689     67,066


Investment income:
 Dividends                                                              5,937
 Interest                          9,306                      115      11,376
 Net appreciation(depreciation)                                       673,043
                               ---------  -----------  ----------  ----------
    Total additions               59,920        7,445       1,804     757,422
                               ---------  -----------  ----------  ----------

Distributions to participants     22,520        1,502      (2,672)     83,248
Administrative expenses, net         425                                  425
                               ---------   ----------  ----------  ----------
    Total deductions              22,945        1,502      (2,672)     83,673
                               ---------   ----------  ----------  ----------


    Net increase                  36,975        5,943       4,476     673,749

Net assets available for
    plan benefits:
  Beginning of year              122,298       21,116         800   1,357,802
                               ---------   ----------  ----------  ----------

  End of year                   $159,273      $27,059      $5,276  $2,031,551
                               =========   ==========  ==========  ==========

                         The accompanying notes are an
                              integral part of the
                              financial statements.

                           THE KROGER CO. SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      for the year ended December 31, 1997
                            (In thousands of dollars)
                              --------------------


                                                                    1997
                                 ------------------------------------------------------------------------
                                              MERRILL
                                               LYNCH      MERRILL     MERRILL      AMERICAN
                                   EMPLOYER    EQUITY      LYNCH       LYNCH       CAPITAL
                                    STOCK      INDEX       BASIC       GLOBAL      EMERGING    TEMPLETON
                                    FUND       TRUST       VALUE     ALLOCATION     GROWTH      FOREIGN
                                 ----------   --------   ---------   ----------   ----------   ---------
Employee contributions           $   34,885    $ 5,823      $1,891       $1,067       $2,369      $1,281
Employer contributions                3,354
Transfer from (to) other funds          572       (996)      1,378         (166)      (2,021)        350
                                 ----------   --------   ---------   ----------   ----------   ---------
    Total contributions
      and transfers                  38,811      4,827       3,269          901          348       1,631


Investment income:
  Dividends                                                  1,557        1,288        1,935       1,384
  Interest                            1,250        176          23           14           37          16
  Net appreciation(depreciation)    379,149     22,372       2,780         (300)       1,442        (657)
                                 ----------   --------   ---------   ----------   ----------   ---------
    Total additions                 419,210     27,375       7,629        1,903        3,762       2,374
                                 ----------   --------   ---------   ----------   ----------   ---------


Distributions to participants        25,967      2,963         818          633          710         773
Administrative expenses, net
                                 ----------   --------   ---------   ----------   ----------   ---------
    Total deductions                 25,967      2,963         818          633          710         773
                                 ----------   --------   ---------   ----------   ----------   ---------


    Net increase                    393,243     24,412       6,811        1,270        3,052       1,601

Net assets available for
    plan benefits:
  Beginning of year                 661,976     68,250      14,241        8,792       18,645      11,295
                                 ----------   --------   ---------   ----------   ----------   ---------

  End of year                    $1,055,219    $92,662     $21,052      $10,062      $21,697     $12,896
                                 ==========   ========   =========   ==========   ==========   =========



                                                    1997
                               -----------------------------------------------


                                                        TEMPORARY
                                  FIXED    PARTICIPANT  INVESTMENT
                                 INCOME       LOANS        FUND        TOTAL
                                ---------  -----------  ----------  ----------
Employee contributions            $ 8,732                             $ 56,048
Employer contributions                                                   3,354
Transfer from (to) other funds     (3,669)     $ 5,494       $(942)
                                ---------  -----------  ----------  ----------
    Total contributions
      and transfers                 5,063        5,494        (942)     59,402


Investment income:
  Dividends                                                              6,164
  Interest                          8,638                       93      10,247
  Net appreciation(depreciation)                                       404,786
                                ---------  -----------  ----------  ----------
    Total additions                13,701        5,494        (849)    480,599
                                ---------  -----------  ----------  ----------


Distributions to participants      11,295        1,041        (271)     43,929
Administrative expenses, net          448                                  448
                                ---------   ----------  ----------  ----------
    Total deductions               11,743        1,041        (271)     44,377
                                ---------   ----------  ----------  ----------


    Net increase                    1,958        4,453        (578)    436,222

Net assets available for
    plan benefits:
  Beginning of year               120,340       16,663       1,378     921,580
                                ---------   ----------  ----------  ----------

  End of year                    $122,298      $21,116        $800  $1,357,802
                                =========   ==========  ==========  ==========


                         The accompanying notes are an
                              integral part of the
                              financial statements.

                           THE KROGER CO. SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                              --------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         The following describes the significant policies followed in the preparation of these financial statements.

         INVESTMENTS VALUATION
         ---------------------

         Investments in equity securities, mutual funds and collective trusts are valued at fair value (quoted market prices where available) or estimated fair values. Investment contracts are valued at contract value (cost plus accrued interest).

         PERVASIVENESS OF ESTIMATES
         --------------------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the Plan's financial statements and the reported changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

         OTHER
         -----

         Purchases and sales of securities are reflected on a trade date basis. Gain or loss on sales of securities are based on average cost.

         Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned.

         The Plan presents in the statement of changes in net assets available for plan benefits the net appreciation or depreciation in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation or depreciation on those investments.

         Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lowest of: a) account balance less $2,500; b) 50% of account balance; c) $50,000 less the highest outstanding loan balance over the last 12 months. Loan transactions are treated as a transfer from the investment fund to the Participant Loan Fund. Loan terms range from 1-4 years or up to 6 years for the purchase of a primary residence. The loans are collateralized by the balance in the participant's account and bear interest at a rate of Prime plus 1.5%. The rate is changed quarterly and the Prime rate used for a quarter is the Prime rate on the last business day of the previous quarter. Principal and interest are paid through periodic payroll deductions.

2.       PLAN DESCRIPTION
         ----------------

         The Plan provides for eligible employees of The Kroger Co. and subsidiaries (the "Company") to redirect a portion of their salary, up to limits defined in the Plan, to the seven investment funds of the Plan at any time.

         Employee contributions to the Plan are limited to the lower of $10,000 or 19% (6% if the participant is a highly compensated employee as defined by the Internal Revenue Service) of the employee's annual compensation during the period in which they are a participant in the Plan, subject to Internal Revenue Service Code limitations.

         At the end of each year, the Company makes a basic matching contribution into the Employer Stock Fund equal to ten percent (10%) of the salary directed by participants to the Employer Stock Fund during the year. A supplemental matching contribution is allocated in proportion to salary directed to all investment funds. The supplemental contribution is based on the annual financial results of the Company and determined annually by the Board of Directors. The supplemental contribution ranges from none to twenty percent (20%) of participant contributors.

         In 1998, the Company made matching and supplemental contributions. The supplemental contribution was 4%. In 1997, the Company made a matching contribution but did not make a supplemental contribution.

         Each participant's account is credited with the participant's contribution and an allocation of the Company's matching contribution, Plan earnings, and other adjustments as defined in the Plan. Allocations are based on participant earnings or account balances as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

         Further information about the Plan, including vesting, allocation and benefit provisions, and employer and employee contributions is contained in the Plan, and Plan amendments. Copies of these documents are available from the Company's Personnel Department.

3.       INVESTMENT CONTRACTS
         --------------------

         The Plan's Fixed Income Fund contains various investment contracts which are fully benefit-responsive. A fully benefit-responsive investment provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans, or withdrawals initiated by plan participants under the terms of the ongoing Plan. Certain employer initiated events (i.e., lay-offs, mergers, bankruptcy, plan termination) are not eligible for the liquidity guarantee.

         The following information is presented in the aggregate for the investment contracts:

                                                  1998            1997
                                              ------------    ------------
                  Fair value                  $135,981,239    $108,385,328
                  Crediting interest rates    5.4% to 7.3%    6.0% to 7.3%
                  Average yield                     6.8%            7.1%

         The crediting interest rates for the investment contracts are based upon the contract rate or a predetermined formula which factors in duration, market value and book value of the investment. Certain of the crediting rates are adjusted quarterly. The minimum crediting interest rate for these investments is zero.

         The fair value of the investment contracts is calculated as the aggregate present value of the underlying cash flows using interest rates quoted for securities with similar duration and credit risk.

4.       TAX STATUS
         ----------

         The Plan obtained its latest determination letter in March 1998, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

         Participant contributions and earnings of the Plan are not subject to federal income tax until distribution, at which time they are taxable to the recipient.

                           THE KROGER CO. SAVINGS PLAN
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              at December 31, 1998
                            (In thousands of dollars)
                            -------------------------


                                             NUMBER OF
                                             SHARES               1998
                                                                -------
                                                                       CARRYING
NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT          COST         VALUE
---------------------------------       ---------------  ----------   ----------
       EMPLOYER STOCK FUND
       -------------------
The Kroger Co. common shares            27,043,649 shs.  $  313,244   $1,636,141

       MERRILL LYNCH EQUITY INDEX TRUST
       --------------------------------
Collective Investment Trust              1,413,581 shs.      57,437      118,631

       MERRILL LYNCH BASIC VALUE
       -------------------------
Mutual Funds                               688,992 shs.      22,969       26,195

       MERRILL LYNCH GLOBAL ALLOCATION
       -------------------------------
Mutual Funds                               735,187 shs.      10,420        9,271

       AMERICAN CAPITAL EMERGING GROWTH
       --------------------------------
Mutual Funds                               672,433 shs.      24,404       32,398

       TEMPLETON FOREIGN
       -----------------
Mutual Funds                             1,312,699 shs.      12,738       11,014

       FIXED INCOME
       ------------
Guaranteed Investment Contracts(GICs)                             2            2
Synthetic GICs                                              130,968      135,979
Wrapper Contracts for Synthetic GICs                                      (5,011)
                                                         ----------   ----------
                                                            130,970      130,970
       PARTICIPANT LOANS
       -----------------
Loans to Participants                                             0       27,059

Temporary Cash Investments                                   33,719       33,719
                                                         ----------   ----------

              Total                                      $  605,901   $2,025,398
                                                         ==========   ==========


                           THE KROGER CO. SAVINGS PLAN
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the Year Ended December 31, 1998
                            (In thousands of dollars)
                                 ---------------

Transaction                                 # of       # of                                       Realized
   Type        Security Description        Trans      Shares          Cost        Proceeds       Gain(Loss)
-----------    -----------------------     -----   -----------     ----------   ------------    -----------
               KROGER COMMON STOCK

BUY            Kroger Co. Common Stock      1080     2,388,034      $111,374

SELL           Kroger Co. Common Stock      1338     3,467,293        65,469       $163,318         $97,849


               POOLED SEPARATE A/C(GICS)


BUY            Fixed Income Fund            1133   113,339,904       113,340

SELL           Fixed Income Fund            1189    76,044,030        76,043          76,044              1

               TEMPORARY INVESTMENT FUNDS

BUY            Temporary Investment Fund     252   158,306,516       158,307

SELL           Temporary Investment Fund     250   156,564,640       156,565         156,565
